EXHIBIT 4.22

AMENDMENT NO. 1 TO SERIES 2015-VF1 INDENTURE SUPPLEMENT

Amendment No. 1 to Series 2015-VF1 Indenture Supplement, dated as of November 24, 2015 (this “Amendment”), among NRZ ADVANCE RECEIVABLES TRUST 2015-ON1, as issuer (the “Issuer”), DEUTSCHE BANK NATIONAL TRUST COMPANY (“Deutsche Bank”), as indenture trustee (in such capacity, the “Indenture Trustee”), calculation agent, paying agent, and securities intermediary, OCWEN LOAN SERVICING, LLC, as a Subservicer (on and after the respective MSR Transfer Dates) and as Servicer (prior to the respective MSR Transfer Dates) (“OLS”), HLSS HOLDINGS, LLC (“HLSS”), as administrator and as servicer (on and after the respective MSR Transfer Dates), CREDIT SUISSE AG, NEW YORK BRANCH (“Credit Suisse”), as administrative agent (in such capacity, the “Administrative Agent”) and NEW RESIDENTIAL INVESTMENT CORP. (“NRZ”), and consented to by Credit Suisse, as noteholder of the Series 2015-VF1 Variable Funding Notes (in such capacity, the “Noteholder”).
RECITALS
The Issuer, Indenture Trustee, Deutsche Bank, as calculation agent (in such capacity, the “Calculation Agent”), as paying agent (in such capacity, the “Paying Agent”) and as securities intermediary (in such capacity, the “Securities Intermediary”), OLS, HLSS, the Administrative Agent, and the other “Administrative Agents” from time to time parties thereto, are parties to that certain Indenture, dated as of August 28, 2015, as the same may be amended, restated, supplemented, or otherwise modified from time to time (the “Existing Base Indenture”), the provisions of which are incorporated, as modified by that certain Series 2015-VF1 Indenture Supplement, dated as of August 28, 2015, as the same may be amended, restated, supplemented or otherwise modified from time to time (the “Existing Indenture Supplement,” and together with the Existing Base Indenture, the “Existing Indenture”), among the parties to the Existing Base Indenture and NRZ. Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Indenture.
The Issuer, Indenture Trustee, OLS, HLSS, Administrative Agent, NRZ and the Noteholder have agreed, subject to the terms and conditions of this Amendment, that the Existing Indenture Supplement be amended to reflect certain agreed upon revisions to the terms of the Existing Indenture Supplement.
Pursuant to Section 12.2 of the Existing Base Indenture and Section 13(b) of the Existing Indenture Supplement, the Issuer, Indenture Trustee, OLS, HLSS, the Administrative Agent and NRZ, with the consent of 100% of the Noteholders of the Series 2015-VF1 Variable Funding Notes, may amend the Existing Indenture Supplement, with prior notice to each Note Rating Agency, with the consent of the Derivative Counterparty, if any, the Subservicer, and the Series Required Noteholders of each Series materially and adversely affected by such amendment and upon delivery of an Issuer Tax Opinion, for the purpose of adding or changing in any manner any provisions of the Existing Indenture Supplement.
Pursuant to Section 12.3 of the Existing Base Indenture, the Issuer shall deliver to the Indenture Trustee an Opinion of Counsel stating that the execution of such amendment is

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authorized and permitted by the Existing Base Indenture and that all conditions precedent thereto have been satisfied (the “Authorization Opinion”).
As of the date hereof, there are no Derivative Counterparties.
The Noteholder holds 100% of the Series 2015-VF1 Variable Funding Notes and therefore is the Series Required Noteholder.
The Noteholder waives the requirement for the delivery of an Issuer Tax Opinion and other opinions as set forth in this Amendment.
Notice has been provided to the Note Rating Agency.
Accordingly, the Issuer, Indenture Trustee, OLS, HLSS, Administrative Agent, NRZ and the Noteholder hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the the Existing Indenture Supplement are hereby amended as follows:
SECTION 1.Amendments to the Existing Indenture Supplement. Effective as of the Amendment Effective Date, Section 2 of the Existing Indenture Supplement is hereby amended by:
1.1     Deleting the first paragraph of the definition of “Target Amortization Event” in its entirety and replacing with the following:

“Target Amortization Event” means, for each Class of the Series 2015-VF1 Notes, the earlier of (A) the related Expected Repayment Date for such Class or (B) the occurrence of any of the following conditions or events, which is not waived by the Series Required Noteholders of the Series 2015-VF1 Notes except that solely with respect to clauses (x) and (xi) such Target Amortization Event shall occur only upon written notice to the Indenture Trustee from either the Administrative Agent or the Series Required Noteholders of the Series 2015-VF1 Notes, that such Target Amortization Event has occurred and the Target Amortization Period shall commence (and, for the avoidance of doubt, no such notice shall be required for clauses ((i), (ii), (iii), (iv), (v), (vi), (vii), (viii), (ix), (xii), (xiii), (xiv), (xv) or (xvi)):

1.2    Deleting the last paragraph of the definition of “Target Amortization Event” in its entirety and replacing with the following

Notwithstanding the foregoing, for purposes of the events described in clauses (xiv) and (xv), above (each, a “Specified Event”), no Specified Event shall constitute a Target Amortization Event for purposes hereof unless and until the earlier to occur of (a) the Administrative Agent has delivered a written notice to the Issuer and Administrator to the effect that because of the occurrence of such Specified Event, a Target Amortization Event has occurred and the related Target Amortization Amount is due and payable on the next Payment Date, or (b) three (3) Business Days

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have elapsed since the occurrence of the Specified Event without waiver from the Administrative Agent.
SECTION 2.    Noteholder Consent and Waiver. The Noteholder hereby consents to this Amendment and waives, and instructs the Indenture Trustee to waive the requirement in Section 12.2 of the Existing Base Indenture for the delivery of an Issuer Tax Opinion and the authorization opinion under Section 12.3 of the Existing Base Indenture. Further, the Noteholder hereby instructs the Indenture Trustee to waive each requirement for the delivery of any other opinions and certificates in connection with this Amendment pursuant to Sections 1.3, 1.4 and 12.3 of the Existing Base Indenture.
SECTION 3.    Series Required Noteholder. The Noteholder hereby represents and certifies that (i) it holds 100% of the Series 2015-VF1 Variable Funding Notes and therefore is the Series Required Noteholder, (ii) it has the authority to deliver this certification and the directions included herein to the Indenture Trustee, (iii) such power has not been granted or assigned to any other person, and (iv) the Indenture Trustee may conclusively rely upon this certification.

SECTION 4.    Conditions to Effectiveness of this Amendment. This Amendment shall become effective on the date (the “Amendment Effective Date”) upon the latest to occur of the following:
4.1    the execution and delivery of this Amendment by all parties hereto; and
4.2    notice to the Note Rating Agency.
SECTION 5.    Conditions to Effectiveness of this Amendment. This Amendment shall only become effective upon the execution and delivery of this Amendment by all parties hereto.
SECTION 6.    Representations and Warranties.  The Issuer hereby represents and warrants to the Indenture Trustee, the Noteholders, the Servicer, any Derivative Counterparty, any Supplemental Credit Enhancement Provider and any Liquidity Provider that it is in compliance with all the terms and provisions set forth in the Existing Base Indenture on its part to be observed or performed, and that no Event of Default has occurred or is continuing, and hereby confirms and reaffirms the representations and warranties contained in Section 9.1 of the Existing Base Indenture.
SECTION 7.    Limited Effect. Except as expressly amended and modified by this Amendment, the Existing Indenture shall continue to be, and shall remain, in full force and effect in accordance with its terms and the execution of this Amendment.
SECTION 8.    Severability. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.
SECTION 9.     Recitals. The statements contained in the recitals to this Amendment shall be taken as the statements of the Issuer, and the Indenture Trustee (in each capacity) assumes

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no responsibility for their correctness. The Indenture Trustee makes no representation as to the validity or sufficiency of this Amendment (except as may be made with respect to the validity of its own obligations hereunder). In entering into this Amendment, the Indenture Trustee shall be entitled to the benefit of every provision of the Existing Base Indenture relating to the conduct of or affecting the liability of or affording protection to the Indenture Trustee.
SECTION 10.    Counterparts. This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.
SECTION 11.    GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CHOICE OF LAW PROVISIONS THEREOF.
SECTION 12.    Owner Trustee. It is expressly understood and agreed by the parties hereto that (a) this Amendment is executed and delivered by Wilmington Trust, National Association, not individually or personally, but solely as Owner Trustee of the Issuer under the Trust Agreement, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as a personal representation, undertaking and agreement by Wilmington Trust, National Association but is made and intended for the purpose of binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust, National Association, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (d) under no circumstances shall Wilmington Trust, National Association be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Agreement or the other Transaction Documents.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed as of the date first above written.
NRZ ADVANCE RECEIVABLES TRUST 2015-ON1, as Issuer
By: Wilmington Trust, National Association, not in its individual capacity but solely as Owner Trustee
By: /s/ Beverly D. Capers
Name: Beverly D. Capers
Title: Assistant Vice President

[Signature page to NRART 2015-ON1 Amendment No. 1 to Series 2015-VF1 Indenture Supplement]

OCWEN LOAN SERVICING, LLC
By: /s/ Richard L. Cooperstein
Name: Richard L. Cooperstein
Title: Treasurer

[Signature page to NRART 2015-ON1 Amendment No. 1 to Series 2015-VF1 Indenture Supplement]

HLSS HOLDINGS, LLC
By: /s/ Cameron MacDougall
Name: Cameron MacDougall
Title: Secretary

[Signature page to NRART 2015-ON1 Amendment No. 1 to Series 2015-VF1 Indenture Supplement]

DEUTSCHE BANK NATIONAL TRUST COMPANY, as Indenture Trustee, and not in its individual capacity
By: /s/ Amy McNulty
Name: Amy McNulty
Title: Associate
By: /s/ Karen Benvenuto
Name: Karen Benvenuto
Title: Assistant Vice President

[Signature page to NRART 2015-ON1 Amendment No. 1 to Series 2015-VF1 Indenture Supplement]

CREDIT SUISSE AG, NEW YORK BRANCH, as Administrative Agent

By: /s/ Patrick J. Hart
Name: Patrick J. Hart
Title: Vice President
By: /s/ Jason Muncy
Name: Jason Muncy
Title: Vice President

[Signature page to NRART 2015-ON1 Amendment No. 1 to Series 2015-VF1 Indenture Supplement]

NEW RESIDENTIAL INVESTMENT CORP.

By: /s/ Cameron MacDougall
Name: Cameron MacDougall
Title: Secretary

[Signature page to NRART 2015-ON1 Amendment No. 1 to Series 2015-VF1 Indenture Supplement]

CONSENTED TO BY:

CREDIT SUISSE AG, NEW YORK BRANCH, as 100% Noteholder of the Series 2015-VF1 Variable Funding Notes

By: /s/ Patrick J. Hart
Name: Patrick J. Hart
Title: Vice President
By: /s/ Jason Muncy
Name: Jason Muncy
Title: Vice President
Title:

[Signature page to NRART 2015-ON1 Amendment No. 1 to Series 2015-VF1 Indenture Supplement]